Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Northern Empire Energy Corp., of our report dated April 14, 2010 on our audit of the financial statements of Northern Empire Energy Corp. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2009 and 2008 and since inception on April 24, 2006 through December 31, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    April 15, 2010


            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                  Phone: (888)727-8251 Fax: (888)782-2351

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